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                                                                     CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                               SERIES 1996-B
                                                                      STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
PERIOD 26                                                                                                          PAGE # 1
DETERMINATION:  10-Nov-98                                                                                          Beginning 10/1/98
DISTRIBUTION:   16-Nov-98                                                                                            Ending 10/31/98
       TIME:    11/25/98 11:36


                                                            CLASS A 6.61% ASSET BACKED CERTIFICATES
                                                            CLASS B 6.76% ASSET BACKED CERTIFICATES



             ORIG PRINCIPAL          BEG PRINCIPAL         PRINCIPAL            INTEREST             TOTAL           END PRINCIPAL
 CLASS          BALANCE                 BALANCE          DISTRIBUTION         DISTRIBUTION       DISTRIBUTION           BALANCE
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
   A         $1,478,422,107.71     $553,187,038.14      $27,296,732.69         $3,047,138.60      $30,343,871.29     $525,890,305.45
   B            $45,725,000.00      $17,109,103.80         $844,240.01            $96,381.28         $940,621.29      $16,264,863.79

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CERTIFICATE
   TOTALS    $1,524,147,107.71     $570,296,141.94      $28,140,972.70         $3,143,519.88      $31,284,492.58     $542,155,169.24
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                                 FACTOR   INFORMATION   PER   $1,000


                     PRINCIPAL               INTEREST         END PRINCIPAL
   CLASS            DISTRIBUTION           DISTRIBUTION         BALANCE
--------------------------------------------------------------------------------
      A              18.46342296          2.06107483        355.71052591
--------------------------------------------------------------------------------
      B               18.46342285          2.10784647        355.71052575
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Certificate Totals   18.46342296          2.06247800        355.71052590
--------------------------------------------------------------------------------


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                                          CHASE MANHATTAN AUTO GRANTOR TRUST
                                                    SERIES 1996-B
                                           STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
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PERIOD 26                                                                                                              PAGE     # 2
DETERMINATION: 10-Nov-98                                                                                          Beginning 10/1/98
DISTRIBUTION: 16-Nov-98                                                                                             Ending 10/31/98
TIME: 11/25/98 11:36






                                                                                                                   per $1000
Section 5.8 (iii)               Servicing Fee                                     $475,246.78                      .31181162




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 Class     Principal        Interest         Total         Prin (per $1000/orig)   Int (per $1000/orig)    Total (per $1000/orig)
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
   A    $27,296,732.69   $3,047,138.60   $30,343,871.29        18.46342296                2.06107483             20.52449779
   B       $844,240.01      $96,381.28      $940,621.29        18.46342285                2.10784647             20.57126932
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 Total  $28,140,972.70   $3,143,519.88   $31,284,492.58        18.46342296                2.06247800             20.52590096
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Section 5.8 (v)                 Pool Balance at the end of the Collection Period                                    $542,155,169.24


Section 5.8 (vi)                Aggregate Net Losses for Collection Period                                              $297,649.47


Section 5.8 (vii)               Carryover Shortfall for Collection Period
                                                          Class A Interest                                                  -
                                                          Class B Interest                                                  -
                                                          Class A Principal                                                 -
                                                          Class B Principal                                                 -
                                                            TOTAL                                                           -


Section 5.8 (viii)              Reserve Account Balance after Disbursement                                           $17,620,043.00



Section 5.8 (ix)                Specified Reserve Account Balance                                                    $17,620,043.00



Section 5.8 (x)                 Repurchase Amounts for Repurchased Receivables
                                                          Seller                                                              $0.00
                                                          Servicer                                                      $257,138.19
                                                            TOTAL                                                       $257,138.19



Section 5.8 (xi)                Advance Summary for Collection Period
                                              Unreimbursed Advances for Period                                       $ 4,276,263.93
                                              Unreimbursed Advances for Previous Period                              $ 4,273,151.75
                                              Change from Previous Period                                                $ 3,112.18

                                             Reimbursed Advance from Collections                                        $671,989.41
                                             Reimbursed Advance from Liquidation Proceeds                                $13,907.98
                                             Reimbursed Advance from Reserve Account Withdrawals                          $ -




(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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